EXHIBIT 4(b)


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSI TARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



 REGISTERED                                                REGISTERED

No. SR-FLR                                      CURRRENCY/PRINCIPAL AMOUNT

CUSIP No.

                                          MCI COMMUNICATIONS CORPORATION
                                                 SENIOR MEDIUM-TERM NOTE
                                                           (Floating Rate)

ORIGINAL ISSUE DATE:

INTEREST RATE BASIS(ES):      STATED MATURITY DATE:

        IF LIBOR:              CALCULATION AGENT:


                o LIBOR TELERATE OR o LIBOR REUTERS
         INTEREST PAYMENT DATES:


                INDEX CURRENCY:                    INITIAL INTEREST RESET DATE:


                DESIGNATED LIBOR PAGE:                  INITIAL INTEREST RATE:


         IF CMT RATE:                                               SPREAD:


                CMT MATURITY INDEX:                        SPREAD MULTIPLIER:


                DESIGNATED CMT TELERATE PAGE:             INTEREST RESET DATES:


INDEX MATURITY:                                   FIXED RATE COMMENCEMENT DATE:


MAXIMUM INTEREST RATE:                                    FIXED INTEREST RATE:


MINIMUM INTEREST RATE:                                      REPAYMENT DATE(S):


INITIAL REDEMPTION PERCENTAGE:                         INITIAL REDEMPTION DATE:


ANNUAL REDEMPTION PERCENTAGE REDUCTION:

                            o SEE ADDENDUM FOR ADDITIONAL OR OTHER PROVISIONS

         MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to




, or registered assigns, the principal sum of on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the Interest Rate Basis or Bases specified above, until the principal hereof and premium, if any, hereon is paid or duly made available for payment. The Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any earlier date of redemption or repayment) (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date and be payable to the person that is the Holder as of such next succeeding Regular Record Date; and provided, further, that if an Interest Payment Date other than the Maturity Date would fall on a day that is not a Business Day (as defined on the reverse hereof), such Interest Payment Date shall be the next succeeding Business Day, except that in case the Interest Rate Basis is LIBID or LIBOR, if such next succeeding Business Day falls in the next calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date would fall on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date to such next succeeding Business Day.

   Interest payable on this Note on any Interest Payment Date or Maturity Date will include interest accrued from and including the Original Issue Date, or the most recent date in respect of which interest has been paid or duly made available for payment, to but excluding such Interest Payment Date or Maturity Date, as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBID, LIBOR or the Prime Rate, or by the actual number of days in the year if the applicable Interest Rate Basis is the CMT Rate or the Treasury Rate.

   The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date will, subject to certain exceptions, be paid to the Holder in whose name this Note (or one or more predecessor Senior Medium-Term Notes, as defined on the reverse hereof) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable.

   Payment of the principal of, and premium, if any, and interest on, this Note on the Maturity Date will be made in immediately available funds against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register; provided, however, that any Holder of $10,000,000 (or the equivalent thereof in foreign or composite currencies) or more in aggregate principal amount of Senior Medium-Term Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest (other than interest due on the Maturity Date) by wire transfer of immediately available funds if appropriate written wire transfer instructions have been received by the Trustee under the Senior Indenture, as defined on the reverse hereof, at its corporate trust office in The City of New York on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                  MCI COMMUNICATIONS CORPORATION

                                        By:
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION:
This is one of the Securities
issued under the within-men-
tioned Senior Indenture.
                                   Vice President

   CITIBANK, N.A., as Trustee By:
   Attest:

          Authorized Signatory                    Secretary

                                                 MCI COMMUNICATIONS CORPORATION
                                                       SENIOR MEDIUM-TERM NOTE
                                                           (Floating Rate)

 This Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under an Indenture, dated as of February 17, 1995, as supplemented by Supplement No. 1, dated October 4, 1996 (collectively called the "Senior Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is part of the series of Securities designated as "Senior Medium-Term Notes".

   The Senior Medium-Term Notes will not be subject to any sinking fund.

   This Note may be redeemed by the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with interest thereon payable to the date fixed for redemption, on notice given not more than 60 nor less than 30 days prior to the date fixed for redemption. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

   The "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, if any, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

   This Note may be subject to repayment at the option of the Holder hereof on the Repayment Date(s), if any, specified on the face hereof. If no such date is specified on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On each Repayment Date, if any, this Note shall be repayable, in whole or in part, in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received not more than 60 nor less than 30 days prior to the Repayment Date, with the form entitled "Option to Elect Repayment" below duly executed and completed, by the Trustee at its Corporate Trust Office, or such other address of which the Trustee shall from time to time notify the Holders of Senior Medium-Term Notes. Exercise of such repayment option by the Holder hereof shall be irrevocable.

   This Note will bear interest at the rate determined by reference to one or more Interest Rate Bases specified on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The Interest Rate Basis or Bases shall be the rate or rates determined in accordance with the applicable provision below.
Commencing on the Initial Interest Reset Date, the rate at which interest on this Note accrues shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (x) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, (y) if a Fixed Rate Commencement Date is specified on the face hereof, the interest rate in effect for the period from the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified on the face hereof, or, if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date and (z) the interest rate hereon will not be less than zero.

   Except as set forth in the preceding paragraph, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an
Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR or LIBID, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

   The "Interest Determination Date" with respect to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the CMT Rate and the Prime Rate shall be the second Business Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to LIBID and LIBOR shall be the second London Banking Day (as defined below) immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds Sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day of the week on which the applicable Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on the applicable Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the "Interest Determination Date" will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

   The "Calculation Date", where applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the Interest Payment Date or the Maturity Date next succeeding such Interest Determination Date.

   All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

   As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York; provided, however, if any payment hereon is to be made in a currency or composite currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law or executive order to close in the Principal Financial Center (as defined below) of the country issuing such currency or composite currency (or, in the case of the European Currency Unit ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that if LIBOR or LIBID is an applicable Interest Rate Basis, such day is also a London Banking Day.

   "London Banking Day" means any day (i) if the Index Currency specified on the face hereof is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

   "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of this Note is to be made or, solely with respect to the calculation of LIBOR or LIBID, the Index Currency, except that with respect to the United States dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECU, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

   Determination of Commercial Paper Rate. The Commercial Paper Rate means, with respect to any Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (calculated as defined below) on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519) Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity shown on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their Affiliates) selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating from Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or another nationally recognized rating agency is the second highest investment grade bond rating given by such agency ("AA," "Aa" or the equivalent); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Rate Interest Determination Date.

"Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula

                                                          D x 360
                                    Money Market Yield = --------- x 100
                                                         360 - (DxM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   Determination of Federal Funds Rate. The "Federal Funds Rate" means, with respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rate for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) as of 11:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described above, the Federal Funds Rate in effect for such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

   Determination of CD Rate. The "CD Rate" means, with respect to any Interest Determination Date (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)," or if not so published by 3:00 P.M., New York City time, on or prior to the Calculation Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on or prior to such Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 3:00 P.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate then in effect on such CD Rate Interest Determination Date.

   Determination of LIBOR. "LIBOR" means, with respect to any Interest Rate Determination Date (a "LIBOR Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

   (i) LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified on the face hereof commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR for such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

   (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as applicable, for the Index Maturity specified on the face hereof on the applicable Designated LIBOR Page, the appropriate Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market to provide such Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on the applicable
Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect to the applicable Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in the Principal Financial Center selected by the appropriate Calculation Agent (after consultation with the Company) at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date for loans in such Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in the principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if banks selected as aforesaid by such Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such LIBOR Interest Determination Date.

   "Index Currency" means the currency or composite currency specified on the face hereof with respect to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

   "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

   Determination  of  LIBID.   "LIBID"  means,  with  respect  to  any  Interest
Determination Date (a "LIBID Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

   (i) LIBID will be determined on the basis of the bid rates quoted to prime banks in the London interbank market at approximately 11:00 A.M., London time, for deposits in United States dollars of not less than U.S. $1 million that is representative for a single transaction in such market at such time for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such LIBID Interest Determination Date, by the London offices of four major banks in the London interbank market named on the Reuters Screen LIBO Page and selected by the Calculation Agent (after consultation with the Company) (the "LIBID Reference Banks") on the LIBID Interest Determination Date. If at least two such quotations appear on the Reuters Screen LIBO Page, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below. "Reuters Screen LIBO Page" means the display designated as Page - LIBO on the Reuter Monitor Money Rates Services (or such other page as may replace the LIBO Page on that service for the purpose of displaying the London interbank offered rates of major banks).

   (ii) With respect to a LIBID Interest Determination Date on which fewer than two such quotations are provided, the Calculation Agent will request each of the LIBID Reference Banks to provide the Calculation Agent with a quotation of the bid rate quoted to such bank by the head offices of leading New York City banks for deposits in United States dollars for the period of the Index Maturity at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBID will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID in respect of that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 A.M., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated on the face hereof and in the principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such LIBID Interest Determination Date.

   Determination of Treasury Rate. "Treasury Rate" means, with respect to any Interest Determination Date (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading "U.S. Government Securities-Treasury Bills - Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the applicable auction average rate of such Treasury bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) at such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the rate then in effect on such Treasury Rate Interest Determination Date.

   Determination of Prime Rate. "Prime Rate" means, with respect to any Interest Determination Date (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three such quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by such of the three major money center banks as are quoting prime rates and the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the rate then in effect on such Prime Rate Interest Determination Date.

   Determination of CMT Rate. The "CMT Rate" means, with respect to any Interest Determination Date (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the appropriate Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the appropriate Calculation Agent (from five such Reference Dealers selected by such Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the appropriate Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by such Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by such Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent as aforesaid are quoting as described herein, the CMT Rate in effect for the applicable period will be the rate of interest in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

   "Designated CMT Telerate Page" mans the display on the Dow Jones Telerate Service specified on the face hereof (or any other page as may replace such page on that service for the purposes of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is so specified, the Designated CMT Telerate Page shall be 7052, for the most recent week.

   Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

   The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing provisions on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

   If an Event of Default with respect to the Senior Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Medium-Term Notes at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all the Senior Medium-Term Notes due and payable in the manner and with the effect provided in the Senior Indenture.

   The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series affected thereby. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this Note.

   No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

   The Senior Medium-Term Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or integral multiples thereof.

   As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Senior Medium-Term Notes in authorized denominations, having the same terms and conditions, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   As provided in the Senior Indenture, and subject to certain limitations therein set forth, the Senior Medium-Term Notes are exchangeable for a like aggregate principal amount of Senior Medium-Term Notes of the same rank and tenor in authorized denominations, as requested by the Holder surrendering the same.

   No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Company, the Trustee and any such agent shall not be affected by notice to the contrary.

   The Senior Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

   All capitalized terms used in this Note and not otherwise defined or specified herein shall have the meanings assigned to them in the Senior Indenture.

                                                            ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

UNIF GIFT MIN ACT-                                                  Custodian
                                             (Cust)                    (Minor)

                                            Under Uniform Gifts to Minors Act

                                                               (State)

TEN COM--as tenants in common
TEN ENT--as tenants by the entireties
JT TEN--as joint tenants with right of survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

                                                             ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee:




    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:







the within Note and all rights hereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
                                                             NOTICE:         The
                                                             signature  to  this
                                                             assignment     must
                                                             correspond with the
                                                             name   as   written
                                                             upon  the  face  of
                                                             this  Note in every
                                                             particular, without
                                                             alteration       or
                                                             enlargement  or any
                                                             change whatever.

                                                      OPTION TO ELECT REPAYMENT

    The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the date of repayment, to


            (Please print or typewrite name and address of the undersigned)

    For this Note to be repaid the Trustee must receive at 111 Wall Street, New York, New York, Corporate Trust Services, 5th Floor, or at such other place or places of which the Trustee shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date (or, if either such day is not a Business Day, the next succeeding Business Day), if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

    If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be an increment of $1,000) which the Holder elects to have repaid: $ , and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof of the Senior Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $

Dated:
                                                             NOTICE:         The
                                                             signature  on  this
                                                             Option   to   Elect
                                                             Repayment      must
                                                             correspond with the
                                                             name   as   written
                                                             upon  the  face  of
                                                             this  Note in every
                                                             particular, without
                                                             alteration       or
                                                             enlargement  or any
                                                             change whatever.